EXHIBIT 23.5

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Workflow Management, Inc.:

We consent to the use of our report incorporated herein by reference, with respect to the balance sheet of Hano Document Printers, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended.



KPMG PEAT MARWICK LLP

Norfolk, Virginia
June 23, 1998